Exhibit 99.2

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

Board of Directors

D&E Communications, Inc.

124 East Main Street

Ephrata, Pennsylvania 17522

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated May 10, 2009, to the Board of Directors of D&E Communications, Inc. (“D&E Communications”) as Annex B to, and to the reference thereto under the captions “SUMMARY—Opinion of Financial Advisor to D&E Communications” and “THE MERGER—Opinion of Financial Advisor to D&E Communications” in, the proxy statement/prospectus relating to the proposed merger involving D&E Communications and Windstream Corporation (“Windstream”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Windstream. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/S/ CREDIT SUISSE SECURITIES (USA) LLC
CREDIT SUISSE SECURITIES (USA) LLC

June 4, 2009